South American Gold Corp.,
a Nevada corporation

Amended and Restated Bylaws

Effective as of November 17, 2010

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Table of Contents
(continued)

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Table of Contents
(continued)

		Page
ARTICLE VII RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS		22
Section 7.1	Records	22
Section 7.2	Corporate Seal	23
Section 7.3	Fiscal Year-End	23
ARTICLE VIII INDEMNIFICATION		23
Section 8.1	Indemnification and Insurance	23
Section 8.2	Amendment	25
ARTICLE IX CHANGES IN NEVADA LAW		26
ARTICLE X AMENDMENT OR REPEAL		25
Section 10.1	Amendment of Bylaws	25

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Bylaws
of
South American Gold Corp.,
a Nevada corporation

ARTICLE I
Offices

Section 1.1	Principal Office

The principal office of South American Gold Corp. (the "Corporation") shall be at 3645 E. Main Street, Suite 119, Richmond, Indiana 47374 or at such other location within or without the State of Nevada as may be determined from time to time by resolution of the board of directors of the Corporation (the "Board of Directors").

Section 1.2	Other Offices

Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require.  The Corporation's resident agent and the street address of the Corporation's resident agent in Nevada shall be as determined by the Board of Directors from time to time.

ARTICLE II
Stockholders

Section 2.1	Annual Meeting

The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors.  At the annual meeting, directors shall be elected and such other business, if any, may be transacted as may be brought before the meeting pursuant to this Section 2.1.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 2.13.

Section 2.2	Special Meetings

(a)           Subject to the rights of the holders of preferred stock, if any, special meetings of the stockholders may be called only by the chairman of the board, if any, or the chief executive officer, if any, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the directors in office.  Such request shall state the purpose or purposes of the special meeting.  Stockholders shall have no right to request or call a special meeting.

(b)           No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting or matters incident to the conduct of the special meeting as the presiding officer of the meeting shall determine to be appropriate.

Section 2.3	Place of Meetings

Any meeting of the stockholders of the Corporation may be held at any location in or out of the State of Nevada and United States as may be designated in the notice of meeting.

Section 2.4	Notice of Meetings; Waiver of Notice

(a)           The chief executive officer, if any, the president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders notice of any stockholders' meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting.  The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.  The notice shall contain or be accompanied by such additional information as may be required by Nevada Revised Statutes ("NRS"), including, without limitation, NRS 78.379, 92A.120 or 92A.410.

(b)            In the case of an annual meeting, subject to Section 2.13 below, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters' rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c)            A copy of the notice shall be delivered, mailed or given in accordance with NRS 78.370, as amended, to each stockholder of record entitled to vote at the meeting.  If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation.

(d)            The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed, delivered or given to the stockholders and the addresses to which the notice was mailed, delivered or given, shall be prima facie evidence of the manner and fact of giving such notice.

(e)            Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.  Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5	Determination of Stockholders of Record

(a)           For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b)          If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.6	Quorum; Adjourned Meetings

(a)           Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least one third (33 1/3%) of the voting power of the Corporation's capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting.  If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b)           If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented.  At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called.  When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.  The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7	Voting

(a)           Unless otherwise provided in the NRS, in the Articles of Incorporation, or in the resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each stockholder of record, or such stockholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name at the close of business on the record date.

(b)           Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy.  With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity.  In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares.  If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c)           With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, chief executive officer, if any, president or any vice president of such corporation, upon presentation to the Corporation of satisfactory evidence of his or her authority to do so; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder, upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d)            Notwithstanding anything to the contrary contained herein and except for the Corporation's shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e)            If any stockholder votes any of such stockholder's shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the stockholder is casting affirmative votes with respect to all shares held by such stockholder.

(f)             With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, (unless the secretary is given timely written notice to the contrary accompanied by a copy of the governing instrument or order) votes may be cast in the following manner:

(1)           If only one person votes, the vote of such person binds all.

(2)           If more than one person casts votes, the act of the majority so voting binds all.

(3)           If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g)           If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h)            If a quorum is present, directors shall be elected by a plurality of the votes cast or such greater percentage as may be established by the Board of Directors.

(i)             In determining the right to vote shares of the Corporation pursuant to this Section 2.7 or otherwise, the Corporation may rely on any instruments or statements presented to it, provided that the Corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith.  The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.  All decisions of the Corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise.

Section 2.8	Proxies

At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies.  Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9	Action by Stockholders without a Meeting

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the number of stockholders as are required to pass such action and entitled to vote with respect to the subject matter thereof.

Section 2.10	Organization

(a)           Meetings of stockholders shall be presided over by the chairman of the Board of Directors, or, in the absence of the chairman, by the vice-chairman of the board, or in the absence of the vice- chairman, the chief executive officer, if any, or, in the absence of the chief executive officer, by the president, if any, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast.  The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(b)          The chairman of the meeting may appoint one or more inspectors of elections.  The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.11	Absentees' Consent to Meetings

Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12	Director Nominations

Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of Directors of the Corporation may be made by the Board of Directors, by a committee appointed by the Board of Directors, or by any stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.13 below.

Section 2.13	Advance Notice of Stockholder Proposals and Director Nominations by Stockholders

(a)           Annual Meetings of Stockholders.  Nominations of one or more individuals to the Board (each, a "Nomination," and more than one, "Nominations") and the proposal of business other than Nominations ("Business") to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only:  (1) pursuant to the Corporation's notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation's notice of meeting to the election of directors or to the election of members of the Board shall not include or be deemed to include Nominations, (2) by or at the direction of the Board, or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

(b)           Special Meetings of Stockholders.  Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation's notice of meeting; provided, however, that reference in the Corporation's notice of meeting to the election of directors or to the election of members of the Board shall not include or be deemed to include Nominations.  Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting as aforesaid:  (1) by or at the direction of the Board, or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 2.13(c)(1) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 2.13(c)(1)(E).

(c)            Stockholder Nominations and Business.  For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 2.13, and any such proposed Business must constitute a proper matter for stockholder action.  For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 2.13(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 2.13.

(1)           Stockholder Nominations.

(A)           Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 2.13 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individual(s) subject to a Nomination not made in compliance with this Section 2.13 shall not be considered nor acted upon at such meeting of stockholders.

(B)            For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 2.13(a)(3) or Section 2.13(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 2.13.  To be timely, the stockholder's notice must be delivered to the Secretary of the Corporation as provided in Section 2.13(c)(1)(C) or Section 2.13(c)(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 2.13(c)(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively.

(C)            In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 2.13(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the hundred twentieth (120th) day nor earlier than the close of business on the one hundred eightieth (180th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred eightieth (180th) day prior to such annual meeting and not later than the close of business on the later of the hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(D)            Notwithstanding Section 2.13(c)(1)(C), in the event that the number of directors to be elected to the Board at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, the stockholder's notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(E)             In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 2.13(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred eightieth (180th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such special meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(F)            A stockholder's notice of Nomination(s) pursuant to Section 2.13(a)(3) or Section 2.13(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without regard to the application of the Exchange Act to either the Nomination or the Corporation, and (b) such individual's written consent to being named in a proxy statement as a nominee and to serving as a director if elected, and (c) the actions proposed to be taken by such individual if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) a description of any agreement, arrangement, or understanding between such stockholder and such beneficial owner, and the individual subject to such Nomination, and (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination.  The Corporation may require any individual subject to such nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.

(2)            Stockholder Business.

(A)           Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 2.13, and any Business not brought in accordance with this Section 2.13 shall not be considered nor acted upon at such meeting of stockholders; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act ("Rule 14a-8"), the notice requirements of this Section 2.13(c)(2) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her, or its intention to present such Business at an annual meeting of stockholders of the Corporation in accordance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B)           In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 2.13(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on hundred twentieth (120th) day nor earlier than the close of business on the one hundred eightieth (180th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred eightieth (180th) day prior to such annual meeting and not later than the close of business on the later of the hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C)            A stockholder's notice of a proposal of Business pursuant to Section 2.13(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Business.

(d)          General.

(1)             Except as otherwise provided by law, the chairman of the meeting of stockholders of the Corporation shall have the power and duty:  (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 2.13, and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 2.13, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted.  Notwithstanding the foregoing provisions of this Section 2.13, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination or business shall be disregarded and such nomination or business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)              For purposes of this Section 2.13, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(3)               Nothing in this Section 2.13 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (to the extent that the Corporation or such proposals are subject to Rule 14a-8), or (B) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

ARTICLE III
DIRECTORS

Section 3.1	General Powers; Performance of Duties

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

Section 3.2	Number, Tenure, and Qualifications

The Board of Directors of the Corporation shall consist of at least one (1) individual and not more than nine (9) individuals.  The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors of the Corporation without amendment to these Bylaws or the Articles of Incorporation.  Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal.  No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.  No provision of this Section 3.2 shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the stockholders to remove directors as is hereinafter provided.

Section 3.3	Chairman Of The Board

The Board of Directors shall elect a chairman of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.  The chairman of the board may be an executive chairman of the board or a non-executive chairman of the board.

Section 3.4	Vice-Chairman of the Board

The Board of Directors may elect a vice-chairman of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and the chairman is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 3.5	Removal and Resignation of Directors

Subject to any rights of the holders of preferred stock and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred.  In addition, the Board of Directors of the Corporation, to the extent permitted by law, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.  Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chairman of the board, if any, the president or the secretary, or in the absence of all of them, any other officer.

Section 3.6	Vacancies; Newly Created Directorships

Subject to any rights of the holders of preferred stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.7	Annual and Regular Meetings

Promptly following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected, the Board of Directors, including directors newly elected, shall hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate.  The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

Section 3.8	Special Meetings

Except as otherwise required by law, and subject to any rights of the holders of preferred stock, special meetings of the Board of Directors may be called only by the chairman of the board, if any, or if there be no chairman of the board, by any of the chief executive officer, if any, the president or the secretary, and shall be called by the chairman of the Board, if any, the chief executive officer, if any, the president or the secretary upon the request of at least a majority of the directors.  If the chairman of the Board, or if there be no chairman of the board, each of the chief executive officer, if any, president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by a written request signed by at least a majority of the directors in office.

Section 3.9	Place of Meetings

Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate.  A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.10	Notice of Meetings

Except as otherwise provided in Section 3.7 above, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty- four (24) hours before the time of such meeting, a copy of a written notice of any meeting (a) by delivery of such notice personally, (b) by mailing such notice postage prepaid, (c) by facsimile, (d) by overnight courier, or (e) by electronic transmission or electronic writing, including, but not limited to, email.  If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid.  If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid.  If sent via facsimile, by electronic transmission or electronic writing, including, but not limited to, email, the notice shall be deemed delivered upon sender's receipt of confirmation of the successful transmission.  If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier.  If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation.  Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened.  Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.11	Quorum; Adjourned Meetings

(a)           A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b)           At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required.  At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.12	Manner of Acting; Presumption of Assent

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail or a courier service (such as Fed Ex or UPS) to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.13	Telephonic And Videoconference Meetings

Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or videoconference or similar method of communication by which all persons participating in such meeting can hear each other.  Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

Section 3.14	Action Without Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee.  The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.15	Powers and Duties

(a)           Except as otherwise restricted by the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation.  The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee in accordance with Section 3.16, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to sub-delegate, and upon such terms as may be deemed fit.

(b)           The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may:  (i) require that any votes cast at such meeting shall be cast by written ballot, and/or (ii) submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

Section 3.16	Committees

Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

(a)           Designation and Appointment.  The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name.

(b)           Members; Alternate Members; Terms.  Each committee thus designated and appointed shall consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee.  If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member ("substitute member").  The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c)            Authority.  Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

(d)            Records.  Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e)            Change in Number.  The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

(f)             Vacancies.  Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.16.

(g)            Removal.  Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.

(h)            Meetings.  The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i)             Quorum; Requisite Vote.  At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business.  For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members at a meeting shall be counted to the same extent as the members of the committee they are replacing; provided, however, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee.  The act of a majority of the members (and to if acting in the place of members, alternate members or substitute members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute.  If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)             Compensation.  Appropriate compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the Board of Directors pursuant to the provisions of Section 3.17 hereof or by a committee specifically authorized by the Board of Directors to authorize compensation.

(k)            Action Without Meetings.  Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall become a part of the record of such committee.

Section 3.17	Compensation

The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity.  If the Board of Directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.18	Organization

Meetings of the Board of Directors shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the vice-chairman, or in his or her absence by a chairman chosen at the meeting.  The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.

Section 3.19	Advisory Panels

The Board of Directors may appoint one or more advisory panels to consult and advise the Board of Directors on technical or other matters as the Board of Directors may determine and upon such terms and at such times as the Board of Directors may determine.  The advisory panel members shall not be directors, officers, or committee members and shall have none of the powers or duties thereof.

ARTICLE IV
Officers

Section 4.1	Election

The Board of Directors, at its annual meeting, shall elect and appoint a president, a secretary and a treasurer.  Said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal.  The Board of Directors may from time to time, by resolution, elect or appoint such other officers (including an executive chairman of the board) and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors.  Any individual may hold two or more offices.

Section 4.2	Removal; Resignation

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.  Any officer may resign at any time upon written notice to the Corporation.  Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3	Vacancies

Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4	Chief Executive Officer

The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 4.5	President

The president, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation.  The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation.  The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors if any, these Bylaws or as may be provided by law.

Section 4.6	Vice Presidents

The Board of Directors may elect one or more vice presidents.  In the absence or disability of the president, or at the president's request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president.  Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the president, these Bylaws or as may be provided by law.

Section 4.7	Secretary

The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees, and shall keep, or cause to be kept, the minutes of proceeds thereof in books provided for that purpose.  He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.  The secretary shall be custodian of the corporate seal, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct.  The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.8	Assistant Secretaries

An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary.  He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.9	Treasurer

The treasurer, subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto.  The treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the chairman of the board, if any, the chief executive officer, if any, or the president.  The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.  The treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the treasurer and for restoration to the Corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the Corporation.  The expense of such bond shall be borne by the Corporation.  If a chief financial officer of the Corporation has not been appointed, the treasurer may be deemed the chief financial officer of the Corporation.

Section 4.10	Assistant Treasurers

An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer.  He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the treasurer, these Bylaws or as may be provided by law.  The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the Corporation.  The expense of such bond shall be borne by the Corporation.

Section 4.11	Execution of Negotiable Instruments, Deeds and Contracts

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate.  The Board of Directors may authorize the use of the facsimile signatures of any such persons.  Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof.  Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V
Capital Stock

Section 5.1	Issuance

Shares of the Corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2	Stock Certificates and Uncertificated Shares

(a)           Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the chief executive officer, if any, the president or a vice president, and by the secretary or an assistant secretary, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation's stock.  Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders.  Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who .signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b)           Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the Corporation and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent.  Except as otherwise expressly provided by law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c)           Each certificate representing shares shall state the following upon the face thereof:  the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No certificate shall be issued until the shares represented thereby are fully paid.  In addition to the above, all certificates evidencing shares of the Corporation's stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS and/or such other federal, state or local laws or regulations then in effect.

Section 5.3	Surrendered; Lost or Destroyed Certificates

All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor.  However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the treasurer, other officer who is so authorized, or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4	Replacement Certificate

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors.  The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5	Transfer Of Shares

No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment.  Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.  Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

(a)            Endorsement.  Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his or her duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b)            Guaranty and Effectiveness of Signature.  The signature of such registered owner or his or her legal representative or attorney-in-fact, as the case may be, has been guaranteed by a financial institution that participates in one of the Medallion signature guarantee programs, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c)            Adverse Claims.  The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d)            Collection of Taxes.  Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e)            Additional Requirements Satisfied.  Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

Section 5.6	Transfer Agent; Registrars

The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7	Miscellaneous

The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation's stock.

ARTICLE VI
Distributions

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium.  The Board of Directors may fix in advance a record date, as provided in Section 2.5 above, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII
Records, Reports; Seal; and Financing Records

Section 7.1	Records

All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2	Corporate Seal

The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise.  Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3	Fiscal Year-End

The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII
Indemnification

Section 8.1	Indemnification And Insurance

(a)           Indemnification of Directors and Officers.

(1)           For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(2)           Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful.  The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.  Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(3)            Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(4)            The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

(b)           Indemnification of Employees and Other Persons.  The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were indemnitees.

(c)           Non-Exclusivity of Rights.  The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)           Insurance.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e)           Other Financial Arrangements.  The other financial arrangements which may be made by the Corporation may include the following:  (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guarantee or surety.  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)            Other Matters Relating to Insurance or Financial Arrangements.  Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation.  In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2	Amendment

The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section 8.2.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws (including, without limitation, Article X below), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) by the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX
Changes in Nevada Law

References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X
Amendment or Repeal

Section 10.1	Amendment Of Bylaws

(a)           Board of Directors.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind these Bylaws; provided, however, that Section 3.3 of these Bylaws may only be rescinded, altered, amended or repealed in any respect by the affirmative vote of three- fourths (3/4) of the then current members of the Board of Directors.

(b)          Stockholders.  Notwithstanding Section 10.1(a) above, other than this Section 10.1(b), Article VIII or Article IX, these Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting power of the Corporation, voting together as a single class.